HeartBeam Appoints Robert Eno as President
Senior Medical Technology Executive to Enhance Company’s Strategic and Operations Capabilities

SANTA CLARA, CA – January 24, 2023 – HeartBeam, Inc. (NASDAQ: BEAT), a cardiac technology company that has developed the first and only 3D-vector electrocardiogram (VECG) platform for heart attack detection anytime, anywhere, announced today the appointment of Robert Eno to the newly created position of President. Eno has a proven track record of developing markets and commercializing disruptive medical technologies. He will play a key role in the strategic direction, commercialization efforts, and day-to-day operations for the HeartBeam AIMI™ and HeartBeam AIMIGo™ platforms.

HeartBeam President Robert Eno

“I am privileged to join HeartBeam at such an exciting time, as the company prepares to enter into a new phase of commercialization,” said Mr. Eno. “I am impressed with what the team has accomplished, and I believe that HeartBeam’s technology will be able to make a major impact on the lives of the millions of people who suffer from cardiac-related issues. I look forward to helping to establish the HeartBeam platform as the new standard of care for ambulatory-based cardiology.”

Mr. Eno is a passionate and visionary senior executive with over 28 years of experience. He has created go-to-market strategies for multiple breakthrough products including noninvasive FFRCT diagnostic for coronary artery disease, laser cataract surgery, scanning retinal laser photocoagulation, and intravascular brachytherapy. Before joining HeartBeam, Mr. Eno was Chief Executive Officer of Preview Medical Inc., a diagnostic equipment company creating a new category of real-time, in vivo tissue classification for solid tumor cancers, using machine learning and proprietary optical signals. Previously he was Senior Vice President of Marketing for HeartFlow, Inc. leading all aspects of the marketing and product functions for a new category of personalized, noninvasive testing for heart disease, including its initial product, HeartFlow FFRCT. He has also held senior marketing and sales leadership roles at OptiMedica, NeoGuide Systems and Avantec Vascular.

“We have a tremendous opportunity to accelerate our company growth as we move forward on our commercialization path, and we’re excited to have Rob join our leadership team,” said Branislav Vajdic, Ph.D., HeartBeam CEO and Founder. “Rob has extensive experience bringing innovative medical technology products to market, which will be invaluable as we move forward with plans to broaden our product portfolio pipeline.”

About HeartBeam, Inc.
HeartBeam, Inc. (NASDAQ: BEAT) is a cardiac technology company that has developed the first and only 3D-vector ECG platform for heart attack detection anytime, anywhere. By applying a suite of proprietary algorithms to simplify vector electrocardiography (VECG), the HeartBeam platform enables patients and their clinicians to determine if symptoms are due to a heart attack, quickly and easily, so care can be expedited, if required. HeartBeam has two patented products in development. HeartBeam AIMI™ is software for acute care settings that provides a 3D comparison of baseline and symptomatic 12-lead ECG to more accurately identify a heart attack. HeartBeam AIMIGo™ is the first and only credit card-sized 12-lead output ECG device coupled with a smart phone app and cloud-based diagnostic software system to facilitate remote heart attack detection. HeartBeam AIMI and AIMIGo have not yet been cleared by the US Food and Drug Administration (FDA) for marketing in the USA or other geographies. For more information, visit HeartBeam.com.

Forward-Looking Statements
All statements in this release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our in our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Relations Contact:
Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235
BEAT@mzgroup.us
www.mzgroup.us

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